PRICING SUPPLEMENT NO. 6 DATED JANUARY 17TH, 2002                              REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                   FILED PURSUANT TO RULE 424(B)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                          CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                     MEDIUM-TERM NOTES
                                        DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR
PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     50MM                     Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       January 17,2002          Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:

                                                               Optional Extension of Maturity:

Maturity Date:                        January 20,2004          Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                FED Funds Open -
                                      Same day

Interest Rate Basis:                   Fed Funds Open
                                      -Same Day

Maximum/Minimum                       N/A                      Initial Interest Reset Date:             April 20th 2002
 Interest Rate:                                                Interest Reset Date(s):                  Pays the 20th of
                                                                                                        each January
                                                                                                        April, July,
                                                                                                        October and
                                                                                                        maturity.
Spread to Index:                      +34 basis points

First Coupon:                         TBD

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      20th of each January     renewable, dual currency,
                                      April, July, October     amortizing, or OID, if applicable:
                                      and maturity. Subject
                                      to the modified
                                      business convention.

Interest Determination Date:          Fed Funds Open shall     Day Count:                               ACT/360
                                      be determined each
                                      new York business
                                      day.. Telerate page 5.
                                                               CUSIP:                                   22541FBW5
First Interest Payment Date:          April 20th 2002
Settlement:                           DTC #355

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                                                  CREDIT SUISSE FIRST BOSTON